ASSIGNMENT AND AMENDMENT TO
                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
             NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP,
                   CAPITAL SENIOR LIVING PROPERTIES, INC., AND
                CAPITAL SENIOR LIVING PROPERTIES 2 - NHPCT, INC.

                          Effective September 29, 1998


         THIS ASSIGNMENT AND AMENDMENT (this "Assignment and Amendment") TO ASSET PURCHASE AGREEMENT is entered into by and among NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), CAPITAL SENIOR LIVING PROPERTIES, INC., a Texas corporation (herein "Assignor") and CAPITAL SENIOR LIVING PROPERTIES 2 - NHPCT, INC., a Delaware corporation ("Assignee").

                                    Recitals

         WHEREAS, Seller and Assignor, as purchaser, entered into that certain Asset Purchase Agreement dated July 24, 1998 (the "Agreement"), a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference;

         WHEREAS, Assignor desires to assign, and Assignee desires to accept, all of Assignor's rights as purchaser under the Agreement;

         WHEREAS, Seller desires to acknowledge and accept such assignment of purchaser's interest from Assignor to Assignee; and

         WHEREAS,  Seller,  Assignor   and  Assignee  desire  to  amend  certain
provisions contained within the Agreement;

         NOW, THEREFORE, in consideration of the foregoing, and the sum of Ten and no/100 ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Assignor and Assignee do hereby agree as follows:

                                   Agreements

1. Defined Terms. All terms not defined herein shall have the meanings ascribed to them in the Agreement.

2. Assignor does hereby SELL, ASSIGN, TRANSFER, SET OVER, and CONVEY unto Assignee, all of Assignor's right, title and interest, as purchaser, in, to, and under the Agreement (as hereinafter amended). Assignee (i) does hereby assume all obligations of purchaser under the Agreement, and (ii) does hereby agree to indemnify and hold harmless Assignor from and against any and all loss sustained by Assignor and any and all liability, claims or causes of action (including without limitation,



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         all attorneys'  fees, costs  and expenses)  asserted  against  Assignor arising under the Agreement from and after the date hereof.

         Assignor hereby represents and warrants to Assignee that prior to the date hereof, it has complied with all of its obligations under the Agreement, that it is not in default under the Agreement, and that on the date hereof, the Agreement is in full force and effect and has not been modified or amended except as hereinafter set forth. Assignor will reimburse Assignee for and indemnify, defend and hold harmless Assignee from and against any and all loss sustained by Assignee and any and all liability, claims or causes of action (including without limitation, all attorneys' fees, costs and expenses) asserted against Assignee arising from Assignor's failure to have complied with any of its obligations under the Agreement or any of its defaults under the Agreement prior to the date hereof, or any termination or amendment of the Agreement prior to the date hereof except as shown on Exhibit "A".

         Seller hereby acknowledges and accepts the assignment by and between Assignor and Assignee of purchaser's interest under the Agreement.

3. Section 2.1 of the Agreement shall be amended so that as amended it shall read as follows:

                  "Purchase Price. The aggregate purchase price for the Assets shall be Forty Million Six Hundred Fifty Thousand and 00/100 Dollars ($40,650,000.00) (herein referred to as the "Purchase Price"), payable by delivery by Purchaser to Seller of a promissory note (the "Note"), in the amount of Thirty Two Million Five Hundred Twenty Thousand and 00/100 Dollars ($32,520,000.00), and the remainder payable by Purchaser to Seller in cash at Closing."

         The form of the Note is attached to this Assignment and Amendment as Exhibit "B".

4. The second sentence of Section 2.2 of the Agreement shall be amended so that as amended it shall read as follows:

                  "Notwithstanding anything to the contrary contained herein, the liens and other related security regarding the Pension Notes secured by the Facilities (the "Mortgage") shall be released simultaneously with and utilizing the proceeds from the payment of the Note by Purchaser."


3. Section 11.1 of the Agreement shall be amended so that as amended it shall read as follows:

                  "Closing Date. The closing of the transaction contemplated herein (the "Closing") shall be conducted at the offices of Purchaser's counsel in Dallas, Texas, on or before September 30, 1998 (the "Closing Date")."

6. The last sentence of Section 11.4 of the Agreement shall be amended so that as amended it shall read as follows:

                  "All Taxes shall be prorated on the accrual basis, Seller being responsible for all Taxes accruing up to and including the Closing Date regardless of whether such Taxes are then due and payable."

7. The first paragraph of Section 11.5 of the Agreement shall be amended so that as amended it shall read as follows:

                  "All expenses attributable to the operation of each Facility (measured on an accrual basis) through 11:59 p.m. on the day of the Closing shall be paid for by Seller. Thereafter, such expenses shall be paid for by Purchaser. All income not received by Seller as of the Closing, including, but not limited to, all payments under Occupancy Agreements, including Medicare and Medicaid reimbursement and other insurance payments or advances shall be for Seller's account and any amount collected from tenants or patients and third party payors with accounts owing to Seller shall, if collected by Purchaser, be paid over to Seller. Except as otherwise expressly provided in this Agreement, Seller shall remain responsible for all accounts payable through 11:59 p.m. on the day of the Closing. As of the Closing, Seller shall calculate and pay wages, payroll taxes, and any employee bonuses based upon attendance record or other criteria accrued through 11:59 p.m. on the day of the Closing. In effecting the proration, Seller shall be credited for items of expense paid for as of the Closing Date. In addition, on or about the Closing, Seller shall cause final utility meter readings to be made for all utilities serving the Premises and Seller shall pay or cause to be paid all final bills rendered from such meter readings. To the extent that all items of income and expenses to be transferred, prorated, or assumed cannot be determined at the Closing, then Seller and Purchaser shall cooperate with each other to revise the settlement statements within thirty (30) days after Closing."

8. Multiple Counterparts. This Assignment and Amendment may be signed by the parties in counterparts, and when taken together shall be deemed an original Assignment and Amendment.

9. Full Force and Effect. Except as amended and/or modified herein, the Agreement shall remain unchanged and in full force and effect.


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         IN WITNESS  THEREOF,  the parties hereto have executed this  Assignment and Amendment effective as of the day and year first above written.


                             SELLER
                             ------

                             NHP RETIREMENT HOUSING
                             PARTNERS I LIMITED PARTNERSHIP

                             By: Capital Realty Group Senior Housing, Inc., its general partner

                             By:      /s/ Robert Lankford
                                      ------------------------------------------
                             Name:    Robert Lankford
                             Title:   President


                             ASSIGNOR:
                             --------

                             CAPITAL SENIOR LIVING PROPERTIES, INC.,
                             a Texas corporation

                             By:      /s/ David R. Brickman
                                      ------------------------------------------
                             Name:    David R. Brickman
                             Title:   Vice President


                             ASSIGNEE:
                             --------

                             CAPITAL SENIOR LIVING
                             PROPERTIES 2 - NHPCT, INC.,
                             a Delaware corporation

                             By:      /s/ David R. Brickman
                                      ------------------------------------------
                             Name:    David R. Brickman
                             Title:   Vice President